UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed April 22, 2016, KeyCorp will add three current members of First Niagara Financial Group, Inc.’s Board of Directors to KeyCorp’s Board of Directors effective upon the closing of the merger of First Niagara into KeyCorp (the “Merger”). The completion of the Merger, which is expected to occur in the third quarter, is subject to regulatory approval and other customary closing conditions. This Amendment No. 1 to Form 8-K is being filed to report the KeyCorp Board Committee assignments for the new Directors.

The KeyCorp Board of Directors has determined that Austin A. Adams will serve as a member of the Risk Committee and Carlton L. Highsmith will serve as a member of the Nominating and Corporate Governance Committee. Gary M. Crosby will not serve as a Committee member. These Committee appointments will be effective upon the closing of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: July 14, 2016

/s/ Paul N. Harris
	By:	Paul N. Harris
General Counsel and Secretary